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MEDIA/INVESTORS CONTACT:
Jonathan Fassberg
The Trout Group
(212) 477-9007 x16

    CYTOGEN FILES BREACH OF CONTRACT LAWSUIT AGAINST ADVANCED MAGNETICS, INC.


PRINCETON, N.J., (JANUARY 25, 2006) -- Cytogen Corporation (NASDAQ: CYTO) announced today that it has filed a lawsuit against Advanced Magnetics, Inc. (AMEX: AVM) for breach of contract, fraud, unjust enrichment, and breach of the implied covenant of good faith and fair dealing. The lawsuit, filed today in Massachusetts Superior Court, is in connection with the license agreement established between Cytogen and Advanced Magnetics in 2000, as amended, for both Combidex(R) and ferumoxytol, previously Code 7228.

The complaint seeks damages along with a request for specific performance requiring Advanced Magnetics to take all reasonable steps to secure FDA approval of Combidex in compliance with the terms of the licensing agreement. Combidex is an investigational functional molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging, or MRI, to aid in the differentiation of cancerous from non-cancerous lymph nodes.

Cytogen stated that it remains interested in discussing with Advanced Magnetics an amicable resolution of Cytogen's complaints. However, Cytogen intends to protect its rights whether through litigation or negotiation.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a biopharmaceutical company that acquires, develops and commercializes innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to Combidex(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of successfully pursuing the Advanced Magnetics litigation; the risk of obtaining additional capital; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this

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press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly
update  such   forward-looking   statements  to  reflect  subsequent  events  or
circumstances.

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